UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2007

BRANDYWINE REALTY TRUST
(Exact name of issuer as specified in charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	1-9106 (Commission file number)	23-2413352 (I.R.S. Employer Identification Number)

555 East Lancaster Avenue, Suite 100
Radnor, Pennsylvania 19087
(Address of principal executive offices)

(610) 325-5600
(Registrant’s telephone number, including area code

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On January 9, 2007, we appointed Darryl M. Dunn as our Vice President, Chief Accounting Officer and Treasurer. Mr. Dunn, age, 40, joins us from Talk America Holdings, Inc., a communications service provider headquartered in New Hope, Pennsylvania where he served as corporate controller from January 3, 2006 until December 14, 2006. From December 1997 until July 29, 2005, Mr. Dunn served in various positions at Amkor Technology, Inc., a subcontractor of semiconductor packaging and test services headquartered in Chandler, Arizona, including Vice President and Corporate Controller from May 1, 2001 until July 29, 2005. Neither Talk America nor Amkor Technology is affiliated with us. Mr. Dunn will join us on or about January 15, 2007.

          Under the terms of an “at will” employment letter agreement (a copy of which we have attached as Exhibit 10.1 to this Form 8-K), we will pay Mr. Dunn an annual base salary of $195,000 and Mr. Dunn will be eligible to receive an annual incentive compensation award in the form of a cash bonus between 25% and 30% of his annual base salary and in the form of common shares or an equity-based award with a fair market value at grant equal to between 25% and 30% of his annual base salary. We have attached a copy of the employment letter agreement as Exhibit 10.1 to this Form 8-K.

          Mr. Dunn is a licensed certified public accountant with the Commonwealth of Pennsylvania and holds a bachelor’s of science degree in accounting from Widener University.

          As we previously reported in a Form 8-K filed on September 21, 2006, Scott Fordham’s last day with us as our chief accounting officer was on January 5, 2007.

Item 9.01     Financial Statements and Exhibits.

          (d) Exhibits:

          Exhibit 10.1     Employment letter agreement with Darryl M. Dunn.

Signatures

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE REALTY TRUST

Date: January 9, 2007	By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney President and Chief Executive Office